CDK GLOBAL, INC. REPORTS THIRD QUARTER FISCAL 2022 RESULTS
Revenue Growth of 6% Year over Year

HOFFMAN ESTATES, IL, May 5, 2022 - CDK Global, Inc. (NASDAQ: CDK) today announced financial results for its fiscal 2022 third quarter ended March 31, 2022.
•Revenue of $459.7 million in the third quarter ended March 31, 2022
•Revenue growth of 6% year-over-year driven by both core and acquisition related businesses
•Strong subscription growth due to contributions from site growth, revenue-per-site growth and the increased adoption of modern retail capability at dealerships
•GAAP Diluted earnings per share of $0.56; Non-GAAP Adjusted diluted earnings per share of $0.78
•Adjusted EBITDA year-over-year growth of 5% and EPS growth of 13% year-over-year
•Operating cash flow, continuing operations, of $324.5 million
•CDK is not providing guidance for the fourth quarter or fiscal year 2022
As previously announced on April 7, 2022, CDK entered into a merger agreement, pursuant to which, and subject to the terms and conditions set forth therein, CDK agreed to be acquired by Brookfield Business Partners, together with institutional partners (collectively “Brookfield”). Pursuant to the terms of the merger agreement, on April 22, 2022, an affiliate of Brookfield commenced a tender offer (the "Offer") to acquire all of the outstanding shares of common stock of CDK, par value $0.01 per share, at a per share price of $54.87 in cash. Following the consummation of the tender offer, the remaining shares of common stock of CDK (other than as set forth in the merger agreement) will be acquired through a second-step merger. This transaction is expected to close in the third quarter of calendar year 2022.
In addition, on April 20, 2022, CDK commenced tender offers to purchase for cash any and all of its issued and outstanding senior notes and related solicitations of consents to the adoption of certain proposed amendments. The consummation of these tender offers for the senior notes and related consent solicitations is not a condition to the consummation of the acquisition of all of the outstanding shares of common stock of CDK.
Third Quarter Fiscal 2022 Results

CDK Global, Inc.	Q3 FY2022	Change from Q3 FY2021
($ million except per share)

Revenue	$459.7	6%

GAAP Earnings before income taxes	96.0	35%
Non-GAAP Adjusted earnings before income taxes	125.5	12%

GAAP Diluted earnings attributable to CDK per share	0.56	-92%
Non-GAAP Adjusted diluted earnings attributable to CDK per share	0.78	13%

GAAP Effective tax rate	27.0%	-680 bps
Non-GAAP Effective tax rate	25.1%	240 bps

Net earnings from continuing operations	70.1	49%
GAAP Net earnings from continuing operations margin	15.2%	430 bps

Non-GAAP Adjusted EBITDA	174.5	5%
Non-GAAP Adjusted EBITDA margin	38.0%	-40 bps

Note: All amounts reported above are provided on a continuing operations basis.

The non-GAAP results presented in this press release represent non-GAAP financial measures. Reconciliations of these measures to the most directly comparable GAAP measures are provided in the tables at the end of this press release.
Website Schedules
Other financial information, including financial statements and supplementary schedules presented on a GAAP and adjusted basis, and the schedule of quarterly revenue have been updated for the third quarter ended March 31, 2022 and will be posted to the CDK Investor Relations website, https://investors.cdkglobal.com in the "Financial Information" section.
About CDK Global
With approximately $2 billion in revenues, CDK Global (NASDAQ: CDK) is a leading provider of retail technology and software as a service ("SaaS") solutions that help dealers and auto manufacturers run their businesses more efficiently, drive improved profitability and create frictionless purchasing and ownership experiences for consumers. Today, CDK serves over 15,000 retail locations in North America. For more information, visit cdkglobal.com.

Safe Harbor for Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Security Litigation Reform Act of 1995. All statements regarding the Company's business outlook, including the Company's other plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position and business outlook and trends; and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the Company's expectations regarding the continuing impacts on the Company's business of the COVID-19 pandemic; the Company's success in obtaining, retaining and selling additional services to customers; the pricing of the Company's products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business; auto sales and related industry changes; competitive conditions; changes in regulation; changes in technology, security breaches, interruptions, failures and other errors involving the Company's systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to the Company's credit ratings and the impact of such changes on financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of the Company's indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; the onset of or developments in litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; the ability of the Company's significant stockholders and their affiliates to significantly influence the Company's decisions or cause it to incur significant costs; uncertainties as to the timing of the tender offer and the merger; the risk that the transactions contemplated by the merger agreement may not be completed in a timely manner or at all; uncertainties as to the percentage of the Company’s stockholders tendering their shares of common stock in the tender offer; the possibility that competing offers or acquisition proposals for the Company will be made; the possibility that any or all of the various conditions to the consummation of the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; the effect of this announcement or pendency of the transactions contemplated by the merger agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from the Company’s ongoing business operations; and the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense, indemnification and liability.
There may be other factors that may cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. The Company gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in the Company's reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in its Annual Report on Form 10-K for a description of certain risks that could, among other things, cause the Company's actual results to differ from any forward-looking statements contained herein. These filings can be found on the Company's website at https://investors.cdkglobal.com and the SEC's website at www.sec.gov.
The Company disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact: Reuben Gallegos 847.542.3254 reuben.gallegos@cdk.com	Media Contact: Tony Macrito 630.805.0782 tony.macrito@cdk.com

CDK Global, Inc.
Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Revenue	$459.7	$433.1	$1,336.4	$1,253.1

Expenses:
Cost of revenue	241.2	221.3	697.8	653.7
Selling, general and administrative expenses	98.6	90.2	295.3	263.8
Litigation provision	—	—	—	12.0
Total expenses	339.8	311.5	993.1	929.5
Operating earnings	119.9	121.6	343.3	323.6

Interest expense	(22.3)	(32.2)	(66.0)	(101.2)
Gain (loss) on extinguishment of debt	—	(2.2)	2.1	(2.2)
Loss from equity method investment	(3.0)	(19.6)	(5.6)	(24.8)
Other income, net	1.4	3.6	8.4	32.3

Earnings before income taxes	96.0	71.2	282.2	227.7

Provision for income taxes	(25.9)	(24.1)	(75.1)	(73.8)

Net earnings from continuing operations	70.1	47.1	207.1	153.9
Net (loss) earnings from discontinued operations	(2.4)	815.8	(0.3)	837.1
Net earnings	67.7	862.9	206.8	991.0
Less: net earnings attributable to noncontrolling interest	1.6	2.0	5.3	6.1
Net earnings attributable to CDK	$66.1	$860.9	$201.5	$984.9

Net earnings (loss) attributable to CDK per share - basic:
Continuing operations	$0.58	$0.37	$1.70	$1.21
Discontinued operations	(0.02)	6.69	—	6.87
Total net earnings attributable to CDK per share - basic	$0.56	$7.06	$1.70	$8.08

Net earnings (loss) attributable to CDK per share - diluted:
Continuing operations	$0.58	$0.36	$1.68	$1.21
Discontinued operations	(0.02)	6.64	—	6.83
Total net earnings attributable to CDK per share - diluted	$0.56	$7.00	$1.68	$8.04

Weighted average common shares outstanding:
Basic	117.1	122.0	118.8	121.9
Diluted	118.1	122.9	119.7	122.5
The International Business and Digital Marketing Business are presented as discontinued operations and prior year amounts associated have been reclassified as such. For additional information refer to Form 10-Q, Item 1 of Part I, "Notes to the Consolidated Financial Statements," Note 1 - Basis of Presentation and Note 4 - Discontinued Operations.

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31,	June 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$120.3	$157.0
Accounts receivable, net	241.6	236.4
Other current assets	145.6	168.9
Total current assets	507.5	562.3
Property, plant and equipment, net of accumulated depreciation of $244.6 and $236.4, respectively	73.4	71.8
Other assets	479.8	448.7
Goodwill	1,438.2	1,297.1
Intangible assets, net	383.7	332.7
Total assets	$2,882.6	$2,712.6

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$10.2	$7.1
Accounts payable	25.9	29.0
Accrued expenses and other current liabilities	226.8	188.1
Litigation liability	34.0	34.0
Accrued payroll and payroll-related expenses	79.5	81.5
Deferred revenue	28.2	28.6
Total current liabilities	404.6	368.3
Long-term liabilities:
Debt and finance lease liabilities	1,777.6	1,586.5
Deferred income taxes	117.2	111.4
Deferred revenue	37.0	40.4
Other liabilities	99.4	111.1
Total liabilities	2,435.8	2,217.7

Stockholders' Equity:
Preferred stock, $0.01 par value: 50.0 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value: 650.0 shares authorized; 160.3 and 160.3 shares issued, respectively; 116.7 and 121.5 shares outstanding, respectively	1.6	1.6
Additional paid-in capital	733.3	715.1
Retained earnings	2,144.4	1,997.4
Treasury stock, at cost: 43.6 and 38.8 shares, respectively	(2,517.9)	(2,306.0)
Accumulated other comprehensive income	71.4	72.7
Total CDK stockholders' equity	432.8	480.8
Noncontrolling interest	14.0	14.1
Total stockholders' equity	446.8	494.9
Total liabilities and stockholders' equity	$2,882.6	$2,712.6

CDK Global, Inc.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended
	March 31,
	2022	2021
Cash Flows from Operating Activities
Net earnings	$206.8	$991.0
Less: net (loss) earnings from discontinued operations	(0.3)	837.1
Net earnings from continuing operations	207.1	153.9
Adjustments to reconcile net earnings from continuing operations to cash flows provided by operating activities, continuing operations:
Depreciation and amortization	91.7	71.1
(Gain) loss on extinguishment of debt	(2.1)	2.2
Loss from equity method investment	5.6	24.8
Deferred income taxes	1.3	0.7
Stock-based compensation expense	45.6	31.7
Other	5.5	7.0
Changes in assets and liabilities, net of effect from acquisitions of businesses:
Accounts receivable	(3.3)	(5.1)
Other assets	(7.4)	(43.8)
Accounts payable	(10.6)	(4.8)
Accrued expenses and other liabilities	(8.9)	16.2
Net cash flows provided by operating activities, continuing operations	324.5	253.9
Net cash flows provided by (used in) operating activities, discontinued operations	(2.1)	6.9
Net cash flows provided by operating activities	322.4	260.8

Cash Flows from Investing Activities
Capital expenditures	(10.8)	(15.2)
Capitalized software	(83.7)	(51.0)
Acquisitions of businesses, net of cash acquired	(154.2)	(18.1)
Net cash flows used in investing activities, continuing operations	(248.7)	(84.3)
Net cash flows provided by investing activities, discontinued operations	1.9	1,380.9
Net cash flows provided by (used in) investing activities	(246.8)	1,296.6

Cash Flows from Financing Activities
Net proceeds (repayments) from revolving credit facilities	190.0	(15.0)
Repayments of long-term debt and lease liabilities	(5.7)	(578.0)
Dividends paid to stockholders	(53.3)	(54.8)
Repurchases of common stock	(229.1)	—
Proceeds from exercises of stock options	—	2.1
Withholding tax payments for stock-based compensation awards	(8.9)	(4.5)
Dividend payments to noncontrolling owners	(5.4)	(6.2)
Net cash flows used in financing activities, continuing operations	(112.4)	(656.4)
Net cash flows used in financing activities, discontinued operations	—	—
Net cash flows used in financing activities	(112.4)	(656.4)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash, including cash classified as current assets held for sale	(0.7)	21.1

Net change in cash, cash equivalents, and restricted cash, including cash classified as current assets held for sale	(37.5)	922.1
Net change in cash classified in current assets held for sale	—	134.9
Net change in cash, cash equivalents, and restricted cash	(37.5)	1,057.0

Cash, cash equivalents, and restricted cash, beginning of period	177.2	97.3
Cash, cash equivalents, and restricted cash, end of period	$139.7	$1,154.3
The International Business and Digital Marketing Business are presented as discontinued operations and prior year amounts associated have been reclassified as such. For additional information refer to Form 10-Q, Item 1 of Part I, "Notes to the Consolidated Financial Statements," Note 1 - Basis of Presentation and Note 4 - Discontinued Operations.

CDK Global, Inc.
Consolidated Non-GAAP Financial Results
(In millions, except per share amounts)
(Unaudited)
As described below under the Non-GAAP Financial Measures section of this press release, we incorporated the following additional adjustments in our calculations of non-GAAP financial measures where management has deemed it appropriate to better reflect our underlying operations. These adjustments are inconsistent in amount and frequency and do not directly reflect our underlying operations. Therefore, management believes that excluding such information provides us with a better understanding of our ongoing operating performance across periods.

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2022	2021	$	%	2022	2021	$	%
Revenue (a)	$459.7	$433.1	$26.6	6%	$1,336.4	$1,253.1	$83.3	7%

Earnings before income taxes (a)	$96.0	$71.2	$24.8	35%	$282.2	$227.7	$54.5	24%
Margin %	20.9%	16.4%	450 bps		21.1%	18.2%	290 bps
Stock-based compensation expense	17.0	10.4			45.6	31.7
Amortization of acquired intangible assets	7.3	4.2			20.9	12.4
Transaction and integration-related costs	2.0	2.4			15.0	3.6
Legal and other expenses related to regulatory and competition matters	0.4	0.9			1.1	15.6
Business process modernization program	0.2	3.9			3.8	9.4
Officer transition expense	—	—			—	1.1
Net adjustments related to loss from equity method investment	2.6	17.1			5.4	21.6
Loss (gain) on extinguishment of debt	—	2.2			(2.1)	2.2
Adjusted earnings before income taxes (a) (b)	$125.5	$112.3	$13.2	12%	$371.9	$325.3	$46.6	14%
Adjusted margin %	27.3%	25.9%	140 bps		27.8%	26.0%	180 bps

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2022	2021	$	%	2022	2021	$	%
Provision for income taxes (a)	$25.9	$24.1	$1.8	7%	$75.1	$73.8	$1.3	2%
Effective tax rate	27.0%	33.8%			26.6%	32.4%
Income tax effect of pre-tax adjustments	6.1	8.4			18.5	18.3
Change in deferred tax valuation allowance	(0.5)	(7.0)			(1.4)	(7.0)
Adjusted provision for income taxes (a) (b)	$31.5	$25.5	$6.0	24%	$92.2	$85.1	$7.1	8%
Adjusted effective tax rate	25.1%	22.7%			24.8%	26.2%

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2022	2021	$	%	2022	2021	$	%
Net earnings	$67.7	$862.9	$(795.2)	(92)%	$206.8	$991.0	$(784.2)	(79)%
Less: net earnings attributable to noncontrolling interest	1.6	2.0			5.3	6.1
Net earnings attributable to CDK	$66.1	$860.9	$(794.8)	(92)%	$201.5	$984.9	$(783.4)	(80)%
Net loss (earnings) from discontinued operations	2.4	(815.8)			0.3	(837.1)
Stock-based compensation expense	17.0	10.4			45.6	31.7
Amortization of acquired intangible assets (c)	7.3	4.1			20.7	12.1
Transaction and integration-related costs	2.0	2.4			15.0	3.6
Legal and other expenses related to regulatory and competition matters	0.4	0.9			1.1	15.6
Business process modernization program	0.2	3.9			3.8	9.4
Officer transition expense	—	—			—	1.1
Net adjustments related to loss from equity method investment	2.6	17.1			5.4	21.6
Loss (gain) on extinguishment of debt	—	2.2			(2.1)	2.2
Income tax effect on pre-tax adjustments	(6.1)	(8.4)			(18.5)	(18.3)
Change in deferred tax valuation allowance	0.5	7.0			1.4	7.0
Adjusted net earnings attributable to CDK (a) (b) (c)	$92.4	$84.7	$7.7	9%	$274.2	$233.8	$40.4	17%

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2022	2021	$	%	2022	2021	$	%
Diluted earnings attributable to CDK per share	$0.56	$7.00	$(6.44)	(92)%	$1.68	$8.04	$(6.36)	(79)%
Net loss (earnings) from discontinued operations	0.02	(6.64)			—	(6.83)
Stock-based compensation expense	0.15	0.08			0.38	0.26
Amortization of acquired intangible assets (c)	0.06	0.03			0.17	0.10
Transaction and integration-related costs	0.02	0.02			0.13	0.03
Legal and other expenses related to regulatory and competition matters	—	0.02			0.01	0.12
Business process modernization program	—	0.03			0.03	0.07
Officer transition expense	—	—			—	0.01
Net adjustments related to loss from equity method investment	0.02	0.14			0.05	0.18
Loss (gain) on extinguishment of debt	—	0.02			(0.02)	0.02
Income tax effect on pre-tax adjustments	(0.05)	(0.07)			(0.15)	(0.15)
Change in deferred tax valuation allowance	—	0.06			0.01	0.06
Adjusted diluted earnings attributable to CDK per share (a) (b) (c)	$0.78	$0.69	$0.09	13%	$2.29	$1.91	$0.38	20%

Weighted average common shares outstanding:
Diluted	118.1	122.9			119.7	122.5

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2022	2021	$	%	2022	2021	$	%
Net earnings attributable to CDK	$66.1	$860.9	$(794.8)	(92)%	$201.5	$984.9	$(783.4)	(80)%
Margin %	14.4%	198.8%	-18440 bps		15.1%	78.6%	-6350 bps
Net earnings attributable to noncontrolling interest	1.6	2.0			5.3	6.1
Net loss (earnings) from discontinued operations	2.4	(815.8)			0.3	(837.1)
Provision for income taxes	25.9	24.1			75.1	73.8
Interest expense	22.3	32.2			66.0	101.2
Depreciation and amortization	32.8	24.6			91.7	71.1
Stock-based compensation expense	17.0	10.4			45.6	31.7
Transaction and integration-related costs	2.0	2.4			15.0	3.6
Legal and other expenses related to regulatory and competition matters	0.4	0.9			1.1	15.6
Business process modernization program	0.2	3.9			3.8	9.4
Officer transition expense	—	—			—	1.1
Net adjustments related to loss from equity method investment	3.8	18.5			9.2	25.7
Loss (gain) on extinguishment of debt	—	2.2			(2.1)	2.2
Adjusted EBITDA (a) (b)	$174.5	$166.3	$8.2	5%	$512.5	$489.3	$23.2	5%
Adjusted margin %	38.0%	38.4%	-40 bps		38.3%	39.0%	-70 bps

	Nine Months Ended
	March 31,
	2022	2021
Net cash flows provided by operating activities	$322.4	$260.8
Net cash flows provided by operating activities - discontinued operations	2.1	(6.9)
Capital expenditures	(10.8)	(15.2)
Capitalized software	(83.7)	(51.0)
Change in restricted cash	0.8	(6.0)
Free cash flow from continuing operations (a) (b)	$230.8	$181.7

(a) Excludes amounts attributable to discontinued operations.
(b) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.
(c) The portion of expense related to noncontrolling interest has been removed from amortization of acquired intangible assets for the nine months ended March 31, 2022 and the three and nine months ended March 31, 2021, respectively.

CDK Global, Inc.
Revenue Disaggregation
(In millions)
(Unaudited)
The following table presents revenue by category:

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
	2022	2021	$	%	2022	2021	$	%
Subscription	$356.6	$332.1	$24.5	7%	$1,051.0	$984.3	$66.7	7%
Transaction	40.8	43.3	(2.5)	(6)%	121.9	126.3	(4.4)	(3)%
Other	62.3	57.7	4.6	8%	163.5	142.5	21.0	15%
Revenue	$459.7	$433.1	$26.6	6%	$1,336.4	$1,253.1	$83.3	7%

Non-GAAP Financial Measures
We disclose certain financial measures for our consolidated results on a generally accepted accounting principles ("GAAP") and a non-GAAP ("adjusted") basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP. Our use of each of the following non-GAAP financial measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures, or reconcile them to the most directly comparable GAAP financial measures, in the same way.

Non-GAAP Financial Measure	Most Directly Comparable GAAP Financial Measure
Adjusted earnings before income taxes	Earnings before income taxes
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings attributable to CDK	Net earnings attributable to CDK
Adjusted diluted earnings attributable to CDK per share	Diluted earnings attributable to CDK per share
Adjusted EBITDA	Net earnings attributable to CDK
Adjusted EBITDA margin	Net earnings attributable to CDK margin
Free cash flow from continuing operations	Net cash flows provided by operating activities
We use adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, adjusted EBITDA and adjusted EBITDA margin internally to evaluate our performance on a consistent basis. These measures adjust for the impact of certain items that we believe are inconsistent in amount and frequency and do not directly reflect our underlying operations. By adjusting for these items, we believe we have more precise inputs for use as factors in (i) our budgeting process, (ii) financial and operational decisions, (iii) evaluations of ongoing operating performance on a consistent period-to-period basis and relative to our competitors, (iv) target leverage calculations, (v) debt covenant calculations, and (vi) incentive-based compensation decisions.
We believe our non-GAAP financial measures are helpful to users of the financial statements because they (i) provide investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses, and (iii) provide supplemental information that may be useful to investors in evaluating our ongoing operating results on a consistent basis. We believe that the presentation of these non-GAAP financial measures, when considered in addition to the corresponding GAAP financial measures and the reconciliations to those measures disclosed below, provides investors with a better understanding of the factors and trends affecting our business than could be obtained absent these disclosures.
Adjusted Earnings before Income Taxes
Management has excluded the following items from adjusted earnings before income taxes for the periods presented:
•Stock-based compensation expense included in cost of revenue and selling, general and administrative expenses.
•Amortization of acquired intangible assets consists of non-cash amortization of intangible assets such as customer lists, purchased software, and trademarks acquired in connection with business combinations. We exclude the impact of amortization of acquired intangible assets because these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into our budgeting process, financial and operational decision making, target leverage calculations, and determination of incentive based pay.
•Transaction and integration-related costs include: (i) legal, accounting, outside service fees, and other costs incurred in connection with assessment and integration of acquisitions and other strategic business opportunities; and (ii) post-close adjustments to acquisition-related contingent consideration, included in selling, general and administrative expenses.
•Legal and other expenses, related to regulatory and competition matters included in selling, general and administrative expenses, and litigation liabilities.
•Business process modernization program designed to improve the way we do business for our customers through best-in-class product offerings, processes, governance and systems. The business process modernization program includes a comprehensive redesign in the way we go to market, including the quoting, contracting, fulfilling, and invoicing processes, and the systems and tools we use. The program is an investment to implement holistic business reform, including the design and implementation of a new ERP system. The expense is included in cost of revenue and selling, general and administrative expenses.

•Officer transition expense includes severance expense in connection with officer departures included in cost of revenue and selling, general and administrative expenses.
•Net adjustments related to loss from equity method investment includes certain portions of earnings attributable to an equity interest owned by CDK.
•Gain (loss) on extinguishment of debt in connection with the forgiveness of certain indebtedness related to the Paycheck Protection Program instituted under the United States' Coronavirus Aid, Relief and Economic Security Act of 2020.
Adjusted Provision for Income taxes
Management has excluded the following items from adjusted provision for income taxes for the periods presented:
•Income tax effect of pre-tax adjustments calculated at applicable statutory rates net of applicable permanent differences.
•In fiscal 2022, a valuation allowance on a deferred tax asset for the tax basis difference of an equity method investment that is not expected to be realized.
Adjusted Net Earnings Attributable to CDK and Adjusted Diluted Net Earnings Attributable to CDK per Share
For each respective presentation, management has excluded amounts attributable to discontinued operations.
The portion of expense related to noncontrolling interest has been removed from amortization of acquired intangible assets and legal and other expenses related to regulatory and competition matters for the applicable periods.
Adjusted EBITDA
In addition to the items described above for adjusted earnings before income taxes, management has excluded the following items from net earnings attributable to CDK in order to calculate adjusted EBITDA for the periods presented:
•Net earnings attributable to noncontrolling interest included in the financial statements
•Provision for income taxes included in the financial statements
•Interest expense included in the financial statements
•Depreciation and amortization expense included in the financial statements
Amortization of acquired intangible assets is captured in depreciation and amortization expense. Net adjustments related to loss from equity method investment includes depreciation and amortization, attributable to an equity interest owned by CDK.
Free Cash Flow
We also review free cash flow from continuing operations as a measure of our ability to generate additional cash from our business operations. Free cash flow from continuing operations is defined as cash flow from operating activities less net cash flows used in operating activities attributable to discontinued operations, amounts paid for capital expenditures and capitalized software and change in restricted cash. Free cash flow from continuing operations should be considered in addition to, rather than as a substitute for consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. The change in restricted cash is funds held for clients before remittance to agencies for titling and registration services on behalf of those clients.